UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2017

Chase Packaging Corporation
(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

106 West River Road Rumson, NJ	07760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective August 24, 2017, Chase Packaging Corporation (the “Company”) amended its warrant agreement (“Amendment No. 4 to Warrant Agreement”) with the holders of the Company’s warrants (the “Warrants”). The purpose of Amendment No. 4 to Warrant Agreement is to extend the expiration date of the warrants from September 7, 2017 until September 7, 2019. The exercise price and all other terms of the original warrant agreement and amendments thereto, other than expiration date, remain the same.

Holders of the Warrants who entered into Amendments No. 1, 2 and 3 to Warrant Agreement with the Company include the following affiliates of the Company: (i) William J. Barrett, secretary and director of the Company, and his wife; (ii) Edward L. Flynn, director of the Company, and his wife; (iii) Herbert M. Gardner, vice president and director of the Company, and his wife; (iv) Ann C.W. Green, chief financial officer and assistant secretary of the Company; and (v) Allen T. McInnes, chairman of the board, president and treasurer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: August 25, 2017	By:	/s/ Ann. C.W. Green
Ann. C.W. Green
Chief Financial Officer

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